INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No.
1 to Registration Statement No. 333-36353 of French Fragrances, Inc. on Form S-3 of our report dated March 14, 1997, except for Note 16 as to which the date is April 11, 1997, appearing in the Annual Report on Form 10-K of French Fragrances, Inc. for the year ended January 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




Deloitte & Touche, LLP

Miami, Florida
September 30, 1997